SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                          First Merchants Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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     previously.  Identify the previous filing by registration statement number,
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

                           FIRST MERCHANTS CORPORATION
                             200 EAST JACKSON STREET
                              MUNCIE, INDIANA 47305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 10, 2003

The annual meeting of the shareholders of First Merchants Corporation (the "Corporation") will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, on Thursday, April 10, 2003, at 3:30 p.m. for the following purposes:

(1) To elect six directors, to hold office for a term of three years and until their successors are duly elected and qualified.

(2)   To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on February 13, 2003 shall be entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors


                                              Larry R. Helms
                                              Secretary

Muncie, Indiana
February 25, 2003

                             YOUR VOTE IS IMPORTANT!

        YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE TELEPHONE OR INTERNET,
       OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID
        ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT
                THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                                                               February 25, 2003

                                FIRST MERCHANTS CORPORATION

                                    PROXY STATEMENT FOR
                              ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD APRIL 10, 2003

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors (the "Board") of First Merchants Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 10, 2003. The distribution of these proxy materials is expected to commence on February 25, 2003.

Please sign, date and return your proxy card or submit your proxy via the telephone or Internet as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. If you plan to vote by telephone or Internet, you should have your control number, which is imprinted on your proxy card, available when you call or access the web page.

      o To vote by telephone, please call toll-free 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone and follow the instructions.

      o To vote by Internet, please access the web page "www.voteproxy.com" and follow the on-screen instructions.

Similar instructions are included on the enclosed proxy card.

Any shareholder giving a proxy has the right to revoke it any time before it is exercised by giving written notice of revocation to the Secretary received prior to the meeting, by voting again in writing or via the telephone or Internet, or by voting in person at the meeting. The shares represented by proxies will be voted in accordance with the instructions on the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of election to the Board of Directors of all nominees listed in Item 1 of the proxy. If any director nominee named in this proxy statement shall become unable or declines to serve (an event which the Board does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee's position.

VOTING SECURITIES

Only shareholders of record at the close of business on February 13, 2003 will be entitled to notice of and to vote at the annual meeting. 16,323,840 shares of common stock were outstanding and entitled to vote as of February 13, 2003.

Each share of the Corporation's common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for their consideration other than the election of directors. The Secretary will count the votes and announce the results of the voting at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted.

The Corporation's subsidiaries held 1,609,104 shares of the Corporation's common stock as of February 13, 2003 in various fiduciary capacities, in regular, nominee or street name accounts, consisting of 9.86% of the Corporation's outstanding shares. Beneficial ownership of shares so held is disclaimed by the Corporation. It is the practice of the respective subsidiaries when holding shares as sole trustee or sole executor to vote the shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

ELECTION OF DIRECTORS

Six directors will be elected at the annual meeting.

The persons named below have been nominated for election to the Board of Directors, with terms expiring as of the 2006 annual meeting of shareholders. All of the nominees are currently members of the Board.

Those persons nominated as directors include:

Name and Age                           Present Occupation                                            Director Since
------------                           ------------------                                            --------------
Class III (Terms expire 2006)

Roger M. Arwood                        Executive Vice President and Chief Operating Officer               2000
age 51                                 of the Corporation

James F. Ault                          Chairman of the Board, The Madison Community Bank                  1999
age 67                                 ("Madison"), a wholly-owned subsidiary of the
                                       Corporation, and retired executive of General Motors
                                       Corporation

Richard A. Boehning(1)                 Attorney, Bennett, Boehning & Clary                                2002
age 65

Frank A. Bracken                       Retired attorney, Bingham McHale LLP                               1994
age 68

Barry J. Hudson                        Chairman of the Board, First National Bank of Portland             1999
age 62                                 ("First National"), a wholly-owned subsidiary of the
                                       Corporation

Robert T. Jeffares(1)                  Retired Executive Vice President and Chief Financial               2002
age 67                                 Officer, Great Lakes Chemical Corporation

Those persons named below continue to serve as directors:

Class I (Terms expire 2004):

Dennis A. Bieberich(2)                 President and Chief Executive Officer, Decatur Bank                2000
age 52                                 and Trust Company ("Decatur"), a wholly-owned
                                       subsidiary of the Corporation

Michael L. Cox                         President and Chief Executive Officer of the                       1984
age 58                                 Corporation

Norman M. Johnson                      Chairman of the Board, The Union County National                   1996
age 68                                 Bank of Liberty ("Union County"), a wholly-owned
                                       subsidiary of the Corporation, and retired Executive
                                       Vice President of Stein Roe & Farnham, Investment
                                       Counsel

George A. Sissel                       Retired Chairman of the Board, President and Chief                 1995
age 66                                 Executive Officer, Ball Corporation (Ball Corporation
                                       manufactures metal and plastic packaging products and
                                       technology products and services.)

Name and Age                           Present Occupation                                          Director Since
------------                           ------------------                                          --------------
Robert M. Smitson                      Chairman of the Board, Maxon Corporation (Maxon                    1982
age 66                                 Corporation designs and manufactures specialty
                                       industrial combustion systems and valves.)

Class II (Terms expire 2005):

Stefan S. Anderson                     Chairman of the Board of the Corporation and First                 1982
Age 68                                 Merchants Bank, National Association ("First
                                       Merchants"), a wholly-owned subsidiary of the
                                       Corporation

Blaine A. Brownell                     President, Ball State University                                   2001
age 60

Thomas B. Clark                        Retired Chairman of the Board, President and Chief                 1989
age 57                                 Executive Officer, Jarden Corporation (Jarden
                                       Corporation manufactures metal and plastic products.)

John E. Worthen                        President Emeritus,  Ball State University                         1987
age 69

(1) Under an Agreement of Reorganization and Merger between the Corporation and Lafayette Bancorporation, the Board appointed Messrs. Boehning and Jeffares as members of the Board on May 14, 2002 and agreed to nominate them for election to full 3-year terms as directors at the 2003 annual meeting of shareholders.

(2) Under an Agreement of Reorganization and Merger between the Corporation and Decatur Financial, Inc., the Board appointed Mr. Bieberich as a member of the Board on August 8, 2000 and agreed to nominate him for election to a full 3-year term as a director at the 2001 annual meeting of shareholders.

The occupations set forth above have been the principal occupations of the director-nominees and continuing directors during the past 5 years except as follows:

Mr. Anderson was also President of the Corporation from 1982 to 1998 and CEO from 1982 to 1999, and he was President of First Merchants from 1979 to 1996 and CEO from 1979 to 1999. Mr. Arwood was Executive Vice President and Chief Credit Officer of Boatmen's Bank from 1988 until 1997, when he became Executive Vice President, Credit Risk Management, of NationsBank/Bank of America. He joined the Corporation and First Merchants in 2000 and served as Executive Vice President of the Corporation and President and CEO of First Merchants from 2000 to 2002. He became Executive Vice President and COO of the Corporation in 2002. Mr. J. F. Ault became Chairman of the Board of Anderson Community Bank ("Anderson"), a wholly-owned subsidiary of the Corporation, when it was formed in 1995, and he became Chairman of the Board of Madison in 1999 when Anderson was merged into Pendleton Banking Company ("Pendleton"), a wholly-owned subsidiary of the Corporation, to form Madison. Mr. Bracken was Of Counsel with the Bingham Summers Welsh & Spilman LLP law firm from 1994 to 2001. The firm changed its name to Bingham McHale LLP in 2002. Dr. Brownell was Provost and Vice President for Academic Affairs at the University of North Texas from 1990 to 1998 and Executive Director of the Center for International Programs and Services at the University of Memphis from 1998 to 2000. He became President of Ball State University in 2000. Mr. Clark served as President and CEO of Alltrista Corporation from 1995 to 2001, and as Chairman of the Board from 2000 to 2001. Alltrista Corporation changed its name to Jarden Corporation in 2002. Mr. Cox was President of First Merchants from 1996 to 2000 and its CEO from 1999 to 2000.

He has served as President of the Corporation since 1998 and as its CEO since 1999. Mr. Hudson has served as Chairman of the Board of First National since 1982, and he was also President of First National from 1982 to 1998 and CEO from 1982 until 2000. Mr. Jeffares became CFO of Great Lakes Chemical Corporation in 1983 and Executive Vice President in 1995. He retired from these positions in 1998. Mr. Johnson became Chairman of the Board of Union County in 2002. Mr. Sissel served as President and CEO of Ball Corporation from 1994 to 2001and as Chairman of the Board from 1996 to 2002. Mr. Smitson was President of Maxon Corporation from 1979 to 1997, and he was its CEO from 1985 to 1998. He was Vice Chairman of Maxon Corporation's Board from 1989 to 1998. Dr. Worthen was President of Ball State University from 1984 to 2000.

Mr. Bracken is also a director of Ball Corporation. Mr. Sissel is also a director of Ball Corporation and Ciber, Inc. Dr. Worthen is also a director of Crossmann Communities, Inc.

CERTAIN COMMITTEES OF THE BOARD

Nominating Committee

The Corporation's Executive Committee functioned as its nominating committee until 2003. In this capacity, the Committee recommended candidates to fill any vacancies on the Board and a slate of directors to be elected each year at the annual meeting of shareholders. The members of the Executive Committee are Messrs. Smitson (Chairman), Anderson, Arwood, Boehning, Bracken, Clark, Cox, Hudson and Sissel. The Executive Committee met 2 times during 2002. A separate Nominating Committee, consisting of Messrs. Clark (Chairman), Ault, Boehning and Smitson, will perform these functions in 2003. The Nominating Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305.

Compensation and Human Resources Committee

The Corporation has a Compensation and Human Resources Committee whose functions are: (a) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees of the Corporation and the chief executive officers of its subsidiaries, and (b) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees and the compensation ranges and benefits for other officers and employees of the Corporation's subsidiaries. The authority to periodically adjust the compensation and benefits of employees, other than executive officers and senior management of the Corporation and the chief executive officers of its subsidiaries, has been delegated by the Committee to the chief executive officers of the subsidiaries. The Committee is responsible for the administration of the Corporation's incentive compensation and stock plans. The members of the Committee are Messrs. Smitson (Chairman), Anderson, Bracken, Clark and Johnson. All of the members of the Compensation and Human Resources Committee are "independent directors," as defined in Rule 4200(a)(15) of the NASD's listing standards. The Committee met 3 times during 2002.

Audit Committee

The Corporation has an Audit Committee which assists the Board in monitoring the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, and the performance and independence of the Corporation's internal and external auditors. In discharging its duties, the Committee: (a) meets with the independent auditor to review the scope and results of the annual audits; (b) meets with the internal audit staff, the independent auditor and management to consider and review the adequacy of the Corporation's internal controls, and meets separately with each of these groups to discuss any other matters that the Committee or these groups believe should be discussed privately; and (c) recommends the selection of the independent auditor for approval by the Board, and approves the independent auditor's compensation. The Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee are Messrs. J. F. Ault (Chairman), Anderson, Clark, Jeffares, Smitson and Worthen. All of the members of the Audit Committee are "independent directors," as defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee met 5 times during 2002.

MEETINGS OF THE BOARD

The Board of Directors of the Corporation held 5 meetings during 2002. All of the directors attended at least 75% of the total number of meetings of the Board and the committees on which they served.

COMPENSATION OF DIRECTORS

The directors of the Corporation who are employees of the Corporation or one of its subsidiaries received no separate compensation for their services as directors in 2002. The directors of the Corporation who are not employees were paid an annual retainer of $7,600 in 2002, except that Mr. Anderson was paid an annual retainer of $15,000 for his services as Chairman of the Board of Directors of the Corporation. The directors who are not employees also received $600 for each Board meeting and $400 for each committee meeting they attended, except that the Board and committee chairmen received $800 and $600, respectively, for each meeting they attended. Messrs. Anderson and Smitson also serve as directors of First Merchants, for which Mr. Smitson received an annual retainer of $5,000 in 2002 and Mr. Anderson, as Chairman of the First Merchants Board, received an annual retainer of $10,000. They also received $500 for each First Merchants Board meeting they attended, except that Mr. Anderson, as Board Chairman, received $800. Messrs. Anderson, Smitson and Worthen served on committees of First Merchants and were paid $300 for each committee meeting they attended, except that Mr. Smitson, as Chairman of the First Merchants Executive Committee, received $400 per meeting. For his services as a director and Chairman of the Board of Directors of Madison, Mr. J. F. Ault was paid $375 for each Board meeting and $50 for each committee meeting he attended. Messrs. Boehning and Jeffares also serve as directors of Lafayette Bank and Trust Company ("Lafayette"), a wholly-owned subsidiary of the Corporation, for which they received a retainer of $19,800 and a bonus of $4,000 in 2002. Lafayette also provided them life insurance coverage in the amount of $6,000 for these services. For his services as a director and Chairman of the Board of First National, Mr. Hudson was paid $6,120, of which $4,356 was deferred compensation under an insurance-funded deferred compensation plan maintained by First National. For his services as a director and Chairman of the Board of Directors of Union County, Mr. Johnson was paid a retainer of $4,200 and $350 for each Board and Executive Committee meeting he attended. Union County also paid him a bonus of $1,155 and provided him life insurance coverage in the amount of $35,000 for these services.

On July 1, 2002, options were granted under the provisions of the Corporation's 1999 Long-term Equity Incentive Plan to each of the non-employee directors to purchase shares of the Corporation's common stock. Taking into account the 5% common stock dividend that was distributed on September 13, 2002 to shareholders of record at the close of business on August 30, 2002, each option is for 1,102.50 shares at an option price of $28.281 per share, the market price on the date of the grants.

The Corporation maintains an unfunded deferred compensation plan which gives each director an annual election to defer the receipt of director's fees. Any amounts reflected in a director's account under the plan are credited with interest at a rate equal to First Merchants' 18-month variable rate IRA account rate. Payments commence when the participant is no longer a director of the Corporation or First Merchants. During 2002, one of the Corporation's directors participated in the plan, deferring fees totaling $12,600.

COMPENSATION OF EXECUTIVE OFFICERS

The tables in this section of the Proxy Statement contain information concerning the compensation of the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer as of the Corporation's most recent fiscal year-end, December 31, 2002. The information in these tables concerning stock options has been adjusted to give retroactive effect to the 5% common stock dividends that were distributed on September 24, 2001 and September 13, 2002 to shareholders of record at the close of business on September 3, 2001 and August 30, 2002, respectively.

Summary Compensation Table

The following table contains information concerning the compensation paid by the Corporation and its subsidiaries for the years 2000, 2001 and 2002 to the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer.

                                                 SUMMARY COMPENSATION TABLE

                                                            Annual Compensation      Long Term Compensation
                                                            -------------------      ----------------------
                                                                                        Awards      Payouts
                                                                                        ------      -------
Name and                                                                             Securities
Principal                                                                            Underlying                        All Other
Position                                                  Salary         Bonus(1)      Options        LTIP          Compensation(2)
                                            Year            ($)             ($)           (#)       Payouts(1)             ($)
                                            ----          -------         ------       ------      ----------       ---------------
Michael L. Cox                              2002          285,941         33,600       13,125        41,880             3,231
  President and CEO, Corporation            2001          255,359         63,450       11,025                           3,125
                                            2000          234,969         70,732       11,025                           2,625

Roger M. Arwood                             2002          209,218         19,899       10,500         8,142                 0
  Executive Vice President and              2001          188,834         35,201        8,820                               0
  COO, Corporation(3)                       2000          133,883         13,750        8,820                               0

Larry R. Helms                              2002          125,619         12,134        5,250         6,114              1,470
  Senior Vice President, General            2001          115,422         16,690        5,072                            1,404
  Counsel and Secretary, Corporation        2000          111,014         10,325        5,072                            1,350

James L. Thrash                             2002          112,516          8,360        4,830         5,139              1,561
  Senior Vice President, Corporation        2001          108,516         12,503        5,072                            1,060
  and First Merchants; CFO,                 2000          104,353          8,679        5,072                            1,020
  Corporation(4)

Mark K. Hardwick                            2002          103,294          6,787        4,200         1,703              1,383
  Senior Vice President and CFO,            2001           77.885          7,410        1,654                              954
  Corporation(5)                            2000           54,059          2,916          551                            2,500

(1) Under the Corporation's Senior Management Incentive Compensation Program, the bonuses earned by each executive officer are paid 2/3 in cash following the end of the fiscal year and 1/3 in Deferred Stock Units that are payable in cash two years later, unless the Units are forfeited due to termination of the executive officer's employment for cause or because the executive officer voluntarily terminated employment (except on account of retirement, death or disability) prior to payment. The portion of each year's bonus paid in Deferred Stock Units is not reportable in the Summary Compensation Table, but is disclosed in the Long-term Incentive Plan Awards Table below. The LTIP Payouts column in the Summary Compensation Table sets forth the cash amounts paid in the year indicated for Deferred Stock Units earned by the executive officer two years earlier under the Senior Management Incentive Compensation Program. The first year for which LTIP Payouts were made under the Program was 2002.

(2) Represents employer matching contributions for fiscal year to First Merchants Corporation Retirement Savings Plan (a ss.401(k) plan).

(3) Mr. Arwood was employed as Executive Vice President of the Corporation and First Merchants on March 1, 2000. He was President and CEO of First Merchants from September 19, 2000 until he was appointed Executive Vice President and COO of the Corporation on August 13, 2002.

(4) Mr. Thrash was CFO of the Corporation until April 11, 2002. He no longer served as an executive officer of the Corporation after that date, but was employed as Senior Vice President of First Merchants. He became Head of First Merchants' Trust Department on July 1, 2002. When the Corporation formed a new trust bank, Merchants Trust Company, National Association ("Merchants Trust"), as a wholly-owned subsidiary of the Corporation on January 1, 2003, Mr. Thrash became its President and CEO.

(5) Mr. Hardwick was promoted from Vice President to Senior Vice President of the Corporation on August 13, 2002. He became CFO on April 11, 2002. He served as Corporate Controller prior to that date.

Option Grants Table

The 1999 Long-term Equity Incentive Plan, which became effective as of July 1, 1999, authorizes the Compensation Committee to grant stock-based incentive awards, including stock options, to eligible employees of the Corporation or any subsidiary. The following table contains information concerning individual grants of stock options under the plan made during 2002 to each of the executive officers named in the Summary Compensation Table above. Each option was to purchase the Corporation's common stock at a price not less than the market price of the stock on the date of grant.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                Individual Grants                            Value at Assumed
                      ---------------------------------------------------------------------  Annual Rates of Stock
                                                                                             Price Appreciation for
                                                                                             Option Term
                          Number of        Percent of                                         ----------------------
                         Securities       Total Options
                     Underlying Options    Granted to       Exercise
                          Granted         Employees in        Price
Name                        (#)           Fiscal Year        ($/Sh)         Expiration Date       5%($)       10%($)
----                  ---------------    -------------      ----------      ---------------      ------       ------
Michael L. Cox            13,125              9.50           28.281          July 1, 2012        233,849     590,189
Roger M. Arwood           10,500              7.60           28.281          July 1, 2012        187,079     472,151
Larry R. Helms             5,250              3.80           28.281          July 1, 2012         93,539     236,076
James L. Thrash            4,830              3.50           28.281          July 1, 2012         86,056     217,190
Mark K. Hardwick           4,200              3.04           28.281          July 1, 2012         74,832     188,861

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table contains information concerning (1) each exercise of stock options during 2002 under the 1989 Stock Option Plan, the 1994 Stock Option Plan, or the 1999 Long-term Equity Incentive Plan by each of the executive officers named in the Summary Compensation Table above, and (2) the value as of December 31, 2002 of each of the named executive officer's unexercised options on an aggregated basis.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                           Shares                       Number of Securities          Value of Unexercised
                          Acquired                     Underlying Unexercised         In-the-Money Options
                             on          Value       Options at Fiscal Year-End        at Fiscal Year-End
                          Exercise     Realized                  (#)                          ($)
Name                        (#)           ($)         Exercisable/Unexercisable    Exercisable/Unexercisable
                          --------     --------      --------------------------    -------------------------
Michael L. Cox                 0            0            68,407  /  25,131             436,636  /  22,639

Roger M. Arwood                0            0             8,818  /  19,322              13,927  /  18,111

Larry R. Helms             3,348       53,335            30,300  /  10,328             156,591  /  10,415

James L. Thrash                0            0            13,889  /   9,902              29,932  /  10,415

Mark K. Hardwick               0            0             1,212  /   5,855               3,384  /   3,396

Long-term Incentive Plan Awards Table

Under the restructured Senior Management Incentive Compensation Program, which became effective in 2000, the annual bonuses earned by participating employees are payable 2/3 in cash following the end of the fiscal year and 1/3 in "deferred stock units" two years after the bonus is earned. When payable, the units are valued at an amount equal to the fair market value of the Corporation's common stock on the date of payment, plus accumulated dividends. Payments for the units are made in cash, not stock. If the participant's employment is terminated for cause or is voluntarily terminated by the participant (except on account of retirement, death or disability) prior to the date of payment, the units are forfeited. The following table contains information concerning deferred stock unit awards for 2002 under the Senior Management Incentive Compensation Program to each of the executive officers named in the Summary Compensation Table above. The section of this Proxy Statement entitled "Compensation and Human Resources Committee Report on Executive Compensation -- Incentive Compensation" contains additional information about the Senior Management Incentive Compensation Program.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                       Number of Shares,           Performance or Other Period
Name                   Units or Other Rights        Until Maturation or Payout
                       ---------------------       ----------------------------
Michael L. Cox               738                         1/01/03 - 1/01/05

Roger M. Arwood              437                         1/01/03 - 1/01/05

Larry R. Helms               266                         1/01/03 - 1/01/05

James L. Thrash              184                         1/01/03 - 1/01/05

Mark K. Hardwick             149                         1/01/03 - 1/01/05

Pension Plans

The Corporation has a qualified defined benefit pension plan , the First Merchants Corporation Retirement Pension Plan, covering, in general, all full-time employees of the Corporation and its subsidiaries. The Corporation also has a nonqualified plan, the First Merchants Corporation Supplemental Executive Retirement Plan, which provides benefits to designated executives that would otherwise be payable under the qualified plan if incentive compensation were included in compensation and Internal Revenue Code Section 401(a)(17) did not limit the amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. For plan years beginning on or after January 1, 2002, $200,000 is the maximum amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan.

The following table shows the estimated annual benefits payable upon retirement at age 65 to persons born in 1951 (the average of the birth years of the executive officers named in the Summary Compensation Table above) in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                               PENSION PLAN TABLE

Compensation                            Years of Service
------------  ------------------------------------------------------------------
                 15             20           25            30            35
              --------      --------      --------      --------      --------
$125,000      $ 34,094      $ 45,458      $ 56,823      $ 56,823      $ 56,823
 150,000        41,969        55,958        69,948        69,948        69,948
 200,000        57,719        76,958        96,198        96,198        96,198
 250,000        73,469        97,958       122,448       122,448       122,448
 300,000        89,219       118,958       148,698       148,698       148,698
 350,000       104,969       139,958       174,948       174,948       174,948
 400,000       120,719       160,958       201,198       201,198       201,198
 450,000       136,469       181,958       227,448       227,448       227,448

Participants in the qualified plan who had at least 15 credited years of service and whose combined age and years of service totaled at least 65 as of January 1, 1991, including Mr. Helms, are entitled to a pension benefit calculated under the formula that was in effect prior to 1990 if that will produce a greater benefit. The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula that was in effect prior to 1990 in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                      PENSION PLAN TABLE (Pre-1990 Formula)

Compensation                            Years of Service
------------  ------------------------------------------------------------------
                 15             20           25            30            35
              --------      --------      --------      --------      --------
$125,000      $ 37,500      $ 50,000      $ 62,500      $ 62,500      $ 62,500
 150,000        45,000        60,000        75,000        75,000        75,000
 200,000        60,000        80,000       100,000       100,000       100,000
 250,000        75,000       100,000       125,000       125,000       125,000
 300,000        90,000       120,000       150,000       150,000       150,000
 350,000       105,000       140,000       175,000       175,000       175,000
 400,000       120,000       160,000       200,000       200,000       200,000
 450,000       135,000       180,000       225,000       225,000       225,000

Benefits under the plans are determined primarily by average final compensation and years of service (to a maximum of 25 years) and are computed on the basis of straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

Compensation for purposes of the qualified plan consists of the base salary and service award components of the salary amounts reported in the Summary Compensation Table above. Compensation for purposes of the nonqualified plan also includes the bonus amounts reported in the Summary Compensation Table above. All of the executive officers named in the Summary Compensation Table above are participants in the qualified plan. Mr. Cox and Mr. Arwood are also participants in the nonqualified plan. The 2002 compensation used for purposes of calculating pension benefits under the plans, and the credited years of service as of January 1, 2003, of the executive officers named in the Summary Compensation Table are: Mr. Cox, $330,440 (8.7 years), Mr. Arwood, $234,848 (2.8 years), Mr. Helms, $122,475 (31.3 years), Mr. Thrash, $110,125 (25.0 years), and
Mr. Hardwick, $101,179 (5.1 years).

Termination of Employment and Change of Control Arrangements

The Corporation and First Merchants have change of control agreements with Messrs. Cox, Arwood, Helms, Thrash and Hardwick which provide severance benefits in the event of both a change of control of the Corporation or First Merchants and a termination or constructive termination of the employment of the executive within 24 months after the change of control, unless such termination was for cause, because of the executive's death or disability, or by the executive other than on account of constructive termination. In general, a "change of control" means an acquisition by any person of 25% or more of the Corporation's or First Merchants' voting shares, a change in the makeup of a majority of the Corporation's or First Merchants' Board of Directors over a 24-month period, a merger of the Corporation or First Merchants in which the shareholders before the merger own 50% or less of the Corporation's or First Merchants' voting shares after the merger, or approval by the Corporation's shareholders of a plan of complete liquidation of the Corporation or First Merchants or an agreement to sell or dispose of substantially all of the Corporation's or First Merchants' assets. A "constructive termination" means, generally, a significant reduction in duties, compensation or benefits or a relocation of the executive's office outside of Muncie, Indiana unless agreed to by the executive. The severance benefits payable to Messrs. Cox and Arwood, in addition to base salary and incentive compensation accrued through the date of termination would be: a lump sum payment equal to 299% of the sum of (1) their annual base salary and (2) their largest bonus under the Corporation's Senior Management Incentive Compensation Program during the 2 years preceding termination. The benefits payable to Messrs. Helms, Thrash and Hardwick would be determined in a similar manner, except that the percentage would be 200% for Messrs. Helms, Thrash and Hardwick, instead of 299%. The executives would also be paid an amount equal to any excise tax imposed under Section 4999 of the Internal Revenue Code on any "excess parachute payment,"and they would be entitled to 2 years of life, disability, accident and health insurance benefits, the bargain element value of then outstanding stock options, outplacement services, and reasonable legal fees and expenses incurred as a result of the termination. The agreements were not entered into in response to any effort to acquire control of the Corporation or First Merchants, and the Board of Directors is not aware of any such effort.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

The following non-employee directors comprise the Compensation and Human Resources Committee of the Corporation: Robert M. Smitson (Chairman), Stefan S. Anderson, Frank A. Bracken, Thomas B. Clark, and Norman M. Johnson. Mr. Anderson was the Chief Executive Officer of the Corporation and First Merchants until his retirement on April 16, 1999.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee is responsible for administering the Corporation's executive compensation program, which includes incentive compensation and equity-based programs for senior management in addition to annual compensation and employee benefits. The manner in which the Committee establishes the compensation and incentives for the Corporation's chief executive officer, Mr. Cox, as well as the compensation and incentives for the other executive officers, is described below. The Committee considers the recommendations of the chief executive officer in establishing the other executive officers' compensation and incentives.

General Policy on Executive Compensation. The executive compensation program is intended to provide incentives to executive officers to achieve both current and long-term strategic management goals of the Corporation, with the ultimate objective of obtaining a superior return on the shareholders' investment. To this end, the compensation program for executive officers is comprised of cash and equity-based components that recognize performance as measured against the Corporation's annual and long-term goals, as well as performance evaluated in comparison to industry peers. Equity-based compensation, which includes the Deferred Stock Units under the Senior Management Incentive Compensation Program, the 1999 Employee Stock Purchase Plan, and the stock options under the Long-term Equity

Incentive Plan, assures that key employees have a meaningful stake in the Corporation's continued success and that their interests are aligned with those of the other shareholders. The 1999 Employee Stock Purchase Plan and the stock options under the Long-term Equity Incentive Plan also encourage ownership and retention of the Corporation's common stock by key employees.

The Corporation's executive compensation program assists the Corporation in accomplishing its business objectives by: maintaining a competitive compensation program to attract and retain qualified executives; providing performance- based incentive compensation that is directly related to the Corporation's financial performance and individual contributions to that performance; and linking compensation to factors which affect short-term and long-term stock performance. The annual bonuses received by senior managers are dependent on the Corporation's achievement of positive short and long-term financial results, as well as the managers' achievement of pre-established individual goals. The Corporation's earnings have increased every year since it was formed in 1982, a record matched by very few other public corporations. The Compensation and Human Resources Committee believes that the Corporation's executive compensation program has been a significant contributor to the Corporation's excellent performance compared to its peers.

In general, the Committee tries to ensure that the total compensation paid to the executive officers of the Corporation - comprised of salary, incentive compensation, and equity-based compensation - is competitive with the total compensation received by executive officers with similar responsibilities at other Indiana and Midwestern financial institutions and financial holding companies.

Salaries. The salaries paid to the Corporation's executive officers, including the chief executive officer, for 2002 were subjectively determined after consideration of the executive officer's individual responsibilities, performance, and experience, the evaluation by the chief executive officer of the executive officers other than the chief executive officer, a review of several measurements of the Corporation's short-term and long-term financial results compared with industry peers, various industry salary surveys, and other factors such as budgetary considerations and inflation rates.

Incentive Compensation. The Committee believes that performance-based pay should be a significant component of the executive officers' total compensation package. Therefore, the Corporation has established the Senior Management Incentive Compensation Program, which is designed to incorporate modern incentive plan techniques, including features that encourage executive retention and closely align the interests of the executives with those of the other shareholders.

Under the Program, at or near the beginning of each calendar year, the Committee assigns each of the Program participants, including the chief executive officer and the other executive officers of the Corporation, a target bonus for the year that is a percentage of salary. If the participant's actual performance for the year is higher or lower than the target performance level, then the participant's actual incentive compensation for that year is adjusted in accordance with the schedules included in the Program description. The executive officers earn a bonus under the Program by meeting or exceeding pre-established performance levels for the year with respect to the Corporation's and/or relevant subsidiary bank's operating earnings and, except for the chief executive officer and the chief operating officer of the Corporation, by achieving pre-established individual benchmarks. The bonus of the Corporation's chief executive officer and chief operating officer are based on whether they meet or exceed pre-established performance levels for the year with respect to the Corporation's operating earnings per share, diluted GAAP earnings per share and return on equity. In order to avoid wide swings in payouts and to better focus the Program participants on long-term results, the Program provides that 60% of any bonus paid to the participants will be based on current year performance and 40% will be based on performance for the prior year. To further the purpose of executive retention, 2/3 of each participant's bonus is payable to the participant in cash following the end of the calendar year, and the other 1/3 is payable in Deferred Stock Units two years after the bonus is earned (unless the portion payable in Deferred Stock Units is less than $1,000, in which case the entire bonus is payable in cash). When payable, the Deferred Stock Units are valued at an amount equal to the fair market value of the Corporation's common stock on the date of payment, plus accumulated dividends. Payment is made to the participant in cash rather than stock. The Deferred Stock Units are forfeited if the participant's employment is terminated for cause or is voluntarily terminated by the participant (except on account of retirement, death or disability) prior to the date of payment. The participant may elect to defer payment of all or part of the cash portion of the bonus by filing an election to do so in the manner described in the Program. Deferred amounts will be credited with interest quarterly based on the current 5-year U.S. Treasury Bond rate.

The cash portion of the bonuses for 2002 for the executive officers named in the Summary Compensation Table is set forth in the "Bonus" column of that Table, and the Deferred Stock Unit portion of these bonuses is set forth in the Long- Term Incentive Plan Awards Table. Amounts paid to the executive officers under the Program in 2002 for Deferred Stock Units earned in 2000 are set forth in the "LTIP Payouts" column of the Summary Compensation Table. Mr. Cox's target bonus for 2002 under the Program was 45% of annual base salary. His actual bonus, based 60% on 2002 performance and 40% on 2001 performance, was 18.00% of annual base salary. The target bonuses of Messrs. Arwood, Helms, Thrash and Hardwick were 40%, 30%, 25% and 25%, respectively, of annual base salary. Their actual bonuses, based 60% on 2002 performance and 40% on 2001 performance, were 14.56%, 14.88%, 14.10% and 9.70%, respectively, of annual based salary.

Equity-based Compensation. Equity-based compensation, including compensation under the Corporation's Long-term Equity Incentive Plan and 1999 Employee Stock Purchase Plan, is intended to encourage ownership and retention of the Corporation's common stock by key employees, thereby giving them a meaningful stake in the Corporation's continued success and aligning their interests with those of other shareholders.

The Long-term Equity Incentive Plan is briefly described in the paragraph above the Option Grants Table. During 2002 the Compensation and Human Resources Committee awarded options under the plan for the following number of shares to the executive officers named in the Summary Compensation Table (as adjusted to give retroactive effect to the 5% common stock dividend that was distributed on September 13, 2002 to shareholders of record at the close of business on August 30, 2002): 13,125 shares to Mr. Cox, 10,500 shares to Mr. Arwood, 5,250 shares to Mr. Helms, 4,830 shares to Mr. Thrash, and 4,200 shares to Mr. Hardwick.

The 1999 Employee Stock Purchase Plan generally provides that full-time employees of the Corporation or a participating subsidiary with more than 6 months of service may elect, prior to the offering period (July 1 to June 30), to purchase common shares of the Corporation at a price equal to 85% of the lesser of the market price of the stock at the beginning of the period and the market price at the end of the period. For the offering period ending June 30, 2002, Messrs. Cox, Arwood, Helms, Thrash and Hardwick purchased 782, 0, 142, 426 and 283 shares, respectively, under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan covers 5 offering periods expiring on June 30, 2004.

Other Compensation. The executive officers are also covered by medical and retirement plans that are generally applicable to full-time employees of the Corporation and its subsidiaries. The retirement plans covering each of the executive officers are the First Merchants Corporation Retirement Pension Plan, a defined benefit pension plan (described in the "Pension Plans" section), and the First Merchants Corporation Retirement Savings Plan, an Internal Revenue Code Section 401(k) plan (referred to in note (2) to the Summary Compensation Table). Mr. Cox and Mr. Arwood are also covered by the First Merchants Corporation Supplemental Executive Retirement Plan, a nonqualified SERP plan (described in the section of this Proxy Statement entitled "Compensation of Executive Officers -- Pension Plans").

The above report is submitted by:

FIRST MERCHANTS CORPORATION COMPENSATION
AND HUMAN RESOURCES COMMITTEE

Robert M. Smitson, Chairman
Stefan S. Anderson
Frank A. Bracken
Thomas B. Clark
Norman M. Johnson

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows: (a) the Committee has reviewed and discussed the audited financial statements of the Corporation for 2002 with the Corporation's management; (b) the Committee has discussed with BKD, LLP, the Corporation's independent auditor for 2002, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as modified or supplemented from time to time; and (c) the Committee has received the written disclosures and the letter from the Corporation's independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees), as modified or supplemented from time to time, and has discussed with the independent auditor the independent auditor's independence. Based on the review and discussions referred to in clauses (a) - (c) of the preceding sentence, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-K (17 CFR ss.249.310) for the 2002 fiscal year for filing with the Securities and Exchange Commission.

The above report is submitted by:

FIRST MERCHANTS CORPORATION AUDIT COMMITTEE

James F. Ault, Chairman
Stefan S. Anderson
Thomas B. Clark
Robert T. Jeffares
Robert M. Smitson
John E. Worthen

PERFORMANCE GRAPH

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with (1) the cumulative total return of the Russell 2000 Index, and (2) the cumulative total return of the Russell 2000 Financial Services Sector Index. The graph assumes $100 was invested on January 1, 1998 in the Corporation's common stock, and in each of the two indexes shown, and all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG FIRST MERCHANTS CORPORATION, RUSSELL 2000
                   AND RUSSELL 2000 FINANCIAL SERVICES SECTOR

                              [LINE CHART OMITTED]

                        12/31/97        12/31/98          12/31/99         12/31/00          12/31/01         12/31/02
FMC                     100..............108.31............113.69...........102.17............118.12...........122.09
Russell  2000           100...............97.45............118.17...........114.60............117.45............93.39
Russell  2000 Finl Serv 100...............92.81.............87.36...........105.74............122.28...........124.89

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Corporation is not aware of any person who is the beneficial owner of more than 5% of the Corporation's outstanding common stock. The following is a summary of the amount and percent of the Corporation's common stock beneficially owned on February 13, 2003 by each director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                        Amount and Nature          Percent
Beneficial Owner                   of Beneficial Ownership(1)     of Class
----------------                   --------------------------     --------
Stefan S. Anderson (15)                  107,216 (2)                  *
Roger M. Arwood                            8,928                      *
James F. Ault                             24,305 (3)                  *
Dennis A. Bieberich                       88,373 (4)                  *
Richard A. Boehning                       12,009 (5)                  *
Frank A. Bracken (15)                     91,431 (6)                  *
Blaine A. Brownell                         2,415 (7)                  *
Thomas B. Clark                           10,821                      *
Michael L. Cox                            80,761 (8)                  *
Barry J. Hudson                          474,727 (9)              2.90%
Robert T. Jeffares                        10,267 (10)                 *
Norman M. Johnson                        408,897 (11)               50%
George A. Sissel                           8,749 (12)                 *
Robert M. Smitson (15)                    19,536 (13)                 *
John E. Worthen                            9,542                      *
Larry R. Helms                            49,277 (14)                 *
James L. Thrash                           26,287                      *
Mark K. Hardwick                           1,826                      *

Directors and Executive
Officers as a Group (18 persons) (15)  1,435,367                  8.67%

(1) The information contained in this column is based on information furnished to the Corporation by the persons and entities named above and the Corporation's shareholder records. The shares shown include the following shares which may be acquired during the next 60 days under a stock option plan by the executive officers named above: Mr. Cox, 68,407 shares; Mr. Arwood, 8,818 shares; Mr. Helms, 30,300 shares; Mr. Thrash, 13,889 shares; and Mr. Hardwick, 1,212 shares; and the following shares which may be acquired during the next 60 days under a stock option plan by the directors named above: Mr. Anderson, 33,847 shares; Mr. Clark, 9,371 shares; Mr. Hudson, 9,041 shares; Messrs. Bracken, Sissel and Smitson, 8,379 shares each; Messrs. Johnson and Worthen, 6,395 shares each; Mr. J.
      F. Ault, 4,410 shares; Mr. Bieberich, 4,189 shares; Dr. Brownell, 1,995 shares; and Messrs. Boehning and Jeffares, 1,103 shares each. The shares shown for directors and executive officers as a group include 225,612 shares that may be acquired during the next 60 days under a stock option plan.

(2) Includes 2,066 shares held by his spouse, Joan Anderson, in which he disclaims any beneficial interest.

(3) Includes 12,684 shares held by his spouse, Marilyn Ault, in which he disclaims any beneficial interest.

(4) Includes 32,048 shares held by his spouse, Melanie Bieberich, in which he disclaims any beneficial interest.

(5) Includes 2,205 shares held jointly with his spouse, Phyllis Boehning; and 5,320 shares held in trust for family members for which Mr. Boehning, as trustee, has voting and investment power.

(6) Includes 4,596 shares held by his spouse, Judy Bracken, in which he disclaims any beneficial interest.

(7) Includes 420 shares held by his spouse, Mardi Brownell, in which he disclaims any beneficial interest.

(8)   Includes 5,551 shares held jointly with his spouse, Sharon Cox.

(9) Includes 312,149 shares owned by Mutual Security, Inc.; 92,433 shares held jointly with his spouse, Elizabeth Hudson; and 11,454 shares held by his spouse as custodian for his children, in which he disclaims any beneficial interest.

(10) Includes 3,424 shares held by his spouse, Olga Jeffares, in which he disclaims any beneficial interest; 4,171 shares held jointly with his spouse, Olga Jeffares; and 1,569 shares held in trust for family members for which Mr. Jeffares, as trustee, has voting and investment power.

(11) Includes 27,002 shares held by his spouse, Julia Johnson, in which he disclaims any beneficial interest; and 81,827 shares held in trust for family members for which Mr, Johnson, as co-trustee, has shared voting and investment power.

(12)  Includes 370 shares held jointly with his spouse, Mary Sissel.

(13) Includes 5,580 shares held by his spouse, Marilyn Smitson, in which he disclaims any beneficial interest.

(14)  Includes 18,977 shares held jointly with his spouse, Sandra Helms.

(15) Messrs. Anderson, Bracken and Smitson serve as directors of the George and Frances Ball Foundation, Muncie, Indiana, which owns 182,408 shares (1.12%) of the Corporation's outstanding common stock. The Foundation's Board of Directors, which has 6 members, has the voting and investment power over the shares held by the Foundation. The Foundation's shares are not included in the totals of the shares beneficially owned by Messrs. Anderson, Bracken and Smitson or by directors and executive officers as a group.

*     Percentage beneficially owned is less than 1% of the outstanding shares.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Certain directors and executive officers of the Corporation and its subsidiaries and their associates are customers of, and have had transactions with, the Corporation's subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Richard A. Boehning, a director of the Corporation and Lafayette, is an attorney with the firm of Bennett, Boehning & Clary, Lafayette, Indiana, which serves as legal counsel to Lafayette. Bennett, Boehning & Clary was paid $121,024 in fees and expenses for legal services in 2002 to Lafayette.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission. Based on its records and the written representations of its directors and executive officers, the Corporation believes that during 2002 these persons complied with all Section 16(a) filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Public Accountants

The Board has selected BKD, LLP as the Corporation's independent public accountants for 2003. Representatives of the firm are expected to be present at the annual shareholders' meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

BKD, LLP billed the Corporation and its affiliates aggregate fees totaling $212,450 for professional services rendered for the audit of the Corporation's annual financial statements for 2002 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2002.

Financial Information Systems Design and Implementation Fees

BKD, LLP did not provide financial information systems design or implementation services for the Corporation in 2002.

All Other Fees

The aggregate fees for all services rendered by BKD, LLP to the Corporation for 2002, other than those described in the two immediately preceding paragraphs, totaled $102,856.

The Audit Committee has considered whether the provision by BKD, LLP of the services covered by the fees other than the audit fees is compatible with maintaining BKD, LLP's independence and believes that it is compatible.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2004 annual meeting of the shareholders must be received by the Secretary of the Corporation at the Corporation's principal office by October 28, 2003, for inclusion in the Corporation's 2004 proxy statement and form of proxy relating to that meeting.

Shareholder proposals, if any, intended to be presented at the 2003 annual meeting that were not submitted for inclusion in this proxy statement will be considered untimely unless they were received by the Secretary of the Corporation at the Corporation's principal office by January 12, 2003.

OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, proxies may be solicited personally or by telephone or other electronic means, but no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the annual meeting of the shareholders other than the election of the directors. However, if any other matters properly come before such meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion, provided the Corporation did not have notice of any such matter on or before January 12, 2003.

                                            By Order of the Board of Directors


Muncie, Indiana                             Larry R. Helms
February 25, 2003                           Secretary

                       ANNUAL MEETING OF SHAREHOLDERS OF

                          FIRST MERCHANTS CORPORATION

                                 APRIL 10, 2003

                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.

                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION RECOMMEND A
                        VOTE "FOR" THE PROPOSALS LISTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    Election of Directors:

                            NOMINEES:
|_| FOR ALL NOMINEES        |_| Roger M. Arwood
                            |_| James F. Ault
|_| WITHHOLD AUTHORITY      |_| Richard A. Boehning
    FOR ALL NOMINEES        |_| Frank A. Bracken
                            |_| Barry J. Hudson
|_| FOR ALL EXCEPT          |_| Robert T. Jeffares
    (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
                                                                             |_|

2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 12, 2003.

This proxy will be voted as directed, but if not otherwise directed this proxy will be voted "FOR" election to the Board of Directors of all nominees listed in item 1 at left.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

Please check here if you plan to attend the meeting.                         |_|

Signature _______________________________ Date: _________________

Signature _______________________________ Date: _________________

Note: Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

                                     PROXY

                          FIRST MERCHANTS CORPORATION

                          PROXY SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 10, 2003

The undersigned hereby appoints Clell W. Douglass and Hamer D. Shafer, and each of them, as proxies with power of substitution, to represent and to vote all shares of common stock of First Merchants Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of First Merchants Corporation to be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, at 3:30 PM EST on April 10, 2003, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present. If any of the nominees for election as Directors is unable or declines to serve for any reason, the persons listed above have the authority to vote for any substitute nominee named by the Board of Directors of First Merchants Corporation.

      (Continued, and to be marked, dated and signed on the reverse side)

                                                                           14475

                       ANNUAL MEETING OF SHAREHOLDERS OF

                          FIRST MERCHANTS CORPORATION

                                 APRIL 10, 2003

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

                                     - OR -

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER  __________________________

ACCOUNT NUMBER  __________________________

CONTROL NUMBER  __________________________

                Please detach and mail in the envelope provided.
              IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION RECOMMEND A
                        VOTE "FOR" THE PROPOSALS LISTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    Election of Directors:

                            NOMINEES:
|_| FOR ALL NOMINEES        |_| Roger M. Arwood
                            |_| James F. Ault
|_| WITHHOLD AUTHORITY      |_| Richard A. Boehning
    FOR ALL NOMINEES        |_| Frank A. Bracken
                            |_| Barry J. Hudson
|_| FOR ALL EXCEPT          |_| Robert T. Jeffares
    (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
                                                                             |_|

2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 12, 2003.

This proxy will be voted as directed, but if not otherwise directed this proxy will be voted "FOR" election to the Board of Directors of all nominees listed in item 1 at left.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

Please check here if you plan to attend the meeting.                         |_|

Signature _______________________________ Date: _________________

Signature _______________________________ Date: _________________

Note: Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.